UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers.

On August 31, 2017, Douglas J. Goddard, age 65 and Executive Vice President and Chief Financial Officer of Hope Bancorp, Inc. (the “Company”), notified the Company of his intention to retire effective October 2, 2017.

On September 1, 2017, the Board of Directors of the Company appointed Alex Ko, age 50 and Executive Vice President and Chief Financial Officer of the Company’s wholly owned subsidiary, Bank of Hope (the “Bank”), as the successor to Mr. Goddard as Executive Vice President and Chief Financial Officer of the Company, effective October 2, 2017. Mr. Ko will also maintain his position as Executive Vice President and Chief Financial Officer of the Bank.

Mr. Ko was named Executive Vice President and Chief Financial Officer of Bank of Hope effective May 1, 2017. Formerly, he served as Executive Vice President, Chief Financial Strategist and Deputy Chief Financial Officer of Bank of Hope, a position he was appointed to upon the merger of equals of BBCN Bank with Wilshire Bank, effective July 29, 2016. Previously, he served as Executive Vice President and Chief Financial Officer of Wilshire Bancorp, Inc. and Wilshire Bank from April 2010 through July 2016, after having joined Wilshire in April 2008 as Senior Vice President and Chief Financial Officer. A Certified Public Accountant, Mr. Ko completed a 12-year tenure with KPMG, LLP, where he focused primarily in the area of financial services.

Mr. Ko does not have any family relationships, and is not involved in any related party transactions that are required to be disclosed herein pursuant to applicable SEC statutes, rules or regulations. In his capacity as Executive Vice President and Chief Financial Officer of the Company and the Bank, Mr. Ko will continue to receive an annual salary of $325,531.75, will continue to be eligible to receive an annual cash bonus in the discretion of the Human Resources and Compensation Committee of the Board of Directors of the Company, will continue to be eligible to participate in the 2017 Long Term Incentive Plan, and will continue to be entitled to four (4) weeks of paid vacation per calendar year, perquisites and benefit plans available to other executive employees of the Company, and reimbursement of reasonable business-related expenses.

On September 5, 2017, the Company issued a news release announcing the planned retirement of Mr. Goddard and the appointment of Mr. Ko as Executive Vice President and Chief Financial Officer of the Company, effective October 2, 2017. A copy of the September 5, 2017 press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description of Exhibit

99.1	News release, dated September 5, 2017, announcing the retirement and appointment of the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: September 7, 2017	/s/ Kevin S. Kim
Name: Kevin S. Kim
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	News release, dated September 5, 2017, announcing the retirement and appointment of the Company’s Chief Financial Officer.